Exhibit 10.5

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 6, 2006 (the “Effective Date”), by and among Bay Harbour MSV, Inc., a Delaware corporation (“Bay Harbour”); Trophy Hunter Investments, Ltd. and Bay Harbour 90-1, Ltd., each a Florida limited partnership, and Bay Harbour Master Ltd., an exempt company with limited liability incorporated in the Cayman Islands (collectively, “Bay Harbour Parent”); MSV Rollup LLC, a Delaware limited liability company (“Holdings”); and SkyTerra Communications, Inc., a Delaware corporation (“SkyTerra”).  Holdings and Bay Harbour are sometimes referred to herein as the “Constituent Companies.”

WHEREAS, Holdings is a wholly-owned subsidiary of SkyTerra, and Bay Harbour is wholly-owned by Bay Harbour Parent;

WHEREAS, SkyTerra, in its capacity as the sole member of Holdings, and Bay Harbour Parent, in its capacity as the sole stockholder of Bay Harbour, have each approved this Agreement and the transactions contemplated hereby;

WHEREAS, the manager of Holdings and the board of directors of Bay Harbour have, by resolutions duly adopted, each approved this Agreement and the transactions contemplated hereby;

WHEREAS, the parties intend that the merger of Bay Harbour with and into Holdings will qualify as a “Reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.             Merger.  Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), Bay Harbour shall be merged with and into Holdings (the “Merger”), and the separate corporate existence of Bay Harbour shall cease and, except as expressly provided herein, Holdings, as the surviving entity (the “Surviving Entity”), shall succeed to and assume all of the rights and obligations of Bay Harbour pursuant to Section 259 of the General Corporation Law of the State of Delaware (the “DGCL”).

2.             Closing.  The Merger shall become effective upon the date and time of the filing of a Certificate of Merger (the “Certificate of Merger”)  with the Secretary of State of the State of Delaware pursuant to Section 264 of the DGCL.  Holdings shall be responsible for the filing of the Certificate of Merger.

3.             Certain Effects of Merger.  If at any time the Surviving Entity shall consider or be advised that any further assignment or assurances in law or any things are necessary or desirable to vest in the Surviving Entity, according to the terms hereof, the title to any property or rights of Bay Harbour, the last acting officers and directors of Bay Harbour shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title to such property or rights in the Surviving Entity, and otherwise carry out the purposes of this Agreement.

4.             Surviving Entity.  The Certificate of Formation of Holdings (the “Certificate of Formation”) in effect on the Effective Date shall continue to be the Certificate of Formation of the Surviving Entity until thereafter amended in accordance with the provisions thereof and as provided by the DGCL.

5.             Terms of the Merger

(a)           Simultaneously with the execution of this Agreement, (i) MSV Investors shall execute and deliver to Bay Harbour Parent Amendment No. 2 to the TerreStar Networks Inc. Stockholders’ Agreement and the Amended and Restated TerreStar Networks Inc. Stockholders’ Agreement, each to be effective in accordance with its terms; and (ii) Bay Harbour Parent shall execute and deliver to SkyTerra the Joinder Agreement to the TerreStar Networks Inc. Stockholders’ Agreement and Amendment No. 2 to the TerreStar Networks Inc. Stockholders’ Agreement and the Amended and Restated TerreStar Networks Inc. Stockholders’ Agreement (the “Joinder Agreement”), the form of which is attached hereto as Exhibit D.

(b)           At the Closing, each of the outstanding shares of common stock, par value $0.01 per share, of Bay Harbour (“Outstanding Bay Harbour Common Shares”), which shall have 1,000 total outstanding shares of common stock at the Closing, shall be converted into the right to receive 3,054.575 validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of SkyTerra (“SkyTerra Common Stock”), as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event declared or effected prior to the Initial Closing (as defined in the MSV Exchange Agreement (as defined below)); provided, however, that no adjustment shall be made for the Rights Offering, as such term is defined in the MSV Exchange Agreement; and the Outstanding Bay Harbour Common Shares shall be canceled and cease to exist.

(c)           Each membership interest of Holdings outstanding immediately prior to the Closing shall represent a membership interest in the Surviving Entity following the Merger.

(d)           After the Closing, no transfer of Outstanding Bay Harbour Common Shares outstanding immediately prior to the Closing shall be made on the stock transfer books of Bay Harbour.

(e)           At the Closing, by virtue of the Merger and without any action on the part of either of the Constituent Companies, the holders of the respective shares, or any other person, the shares of SkyTerra Common Stock into which the Outstanding Bay Harbour Common Shares shall have been converted pursuant to Section 5(a) hereof shall be represented and evidenced by stock certificates that shall be delivered promptly to Bay Harbour Parent.

(f)            At the Closing, Bay Harbour Parent and Bay Harbour shall deliver to SkyTerra an affidavit certifying as to their respective non-foreign status in accordance with the requirements of Section 1.1445-2(b) of the Treasury Regulations.

(g)           At the Closing, Bay Harbour Parent shall contribute $7.5 million in cash to Bay Harbour with respect to Bay Harbour’s liability for tax with respect to any gain recognized in (i) the distribution by MSV Investors of a portion of the shares of TerreStar Networks Inc. (“TerreStar”) to Bay Harbour (the “TerreStar Distribution”), and (ii) the distribution by Bay Harbour to Bay Harbour Parent of the shares of TerreStar received by Bay Harbour pursuant to the TerreStar Distribution (the “Bay Harbour Distribution”). SkyTerra shall be responsible for preparing and filing all federal, state and local Tax Returns of Bay Harbour that have not been filed on or prior to the Closing, and Bay Harbour shall reimburse SkyTerra for any out of pocket costs incurred by SkyTerra in connection with such preparation and filing. Ten days prior to the earliest due date for the filing of Bay Harbour’s federal, state or local income Tax Return for the period 1/1/06 through the Closing (without regard to extensions), SkyTerra shall provide Bay Harbour Parent with a schedule calculating Bay Harbour’s tax liability for such period. To the extent the aggregate liability for Bay Harbour’s federal, state and local income Tax Returns for such period exceeds $7.5 million, Bay Harbour Parent shall pay SkyTerra the amount of such difference at least five days prior to the earliest due date for the filing of Bay Harbour’s federal, state or local income Tax Returns (without regard to extensions). If, after the filing of Bay Harbour’s federal, state and local income Tax Returns, the aggregate liability for Bay Harbour’s federal, state and local income Tax Returns for such period is less than $7.5 million, SkyTerra shall pay Bay Harbour Parent such difference at least five days following the final date on which Bay Harbour’s federal, state or local income Tax Return is filed. Similar principles shall apply for any other Tax Returns of Bay Harbour to be filed by SkyTerra after the Closing.

(h)           Bay Harbour hereby agrees that between the Effective Date and the Closing, it shall not, directly or indirectly, sell, transfer, distribute, pledge, dispose of, grant an option with respect to, assign, transfer, or otherwise convey the Bay Harbour Interest (as defined below) to any person other than Holdings or create or permit to exist any Lien on or in respect of the Bay Harbour Interest, excluding liens for taxes not due or payable as of the Effective Date.  As used herein, “Lien” means any claim, mortgage, pledge, hypothecation, assignment, deposit arrangement, option, call contract, commitment, demand, lien, tax, charge, security interest, encumbrance or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

(i)            Upon Closing, Bay Harbour Parent waives any and all rights it might have to contribution or reimbursement, or other rights to recovery that it might otherwise have, against Bay Harbour, and any and all representations and warranties made by Bay Harbour shall terminate.

(j)            Upon Closing, SkyTerra shall deliver to Bay Harbour Parent an effective registration statement (the “Bay Harbour Registration Statement”) with respect to the shares of SkyTerra Common Stock underlying the rights to be delivered to Bay Harbour Parent upon Closing pursuant to Section 5(a).

6.             Representations and Warranties of Bay Harbour.  Bay Harbour represents and warrants to Holdings and SkyTerra, as of the Effective Date and as of the date of Closing, that:

(a)           Bay Harbour has all requisite corporate power and authority to enter into this Agreement.  The consummation of the Merger pursuant to this Agreement will not violate or conflict with any agreement or instrument binding on Bay Harbour or to which it or any of its properties is subject or any applicable law.  This Agreement has been duly executed and delivered by Bay Harbour and constitutes the legal, valid and binding obligation of Bay Harbour, enforceable against Bay Harbour in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and by general equitable principles.

(b)           Except in connection with the filing and recordation of the Certificate of Merger as required by the DGCL, no consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party, other than the consent of Bay Harbour Parent as sole stockholder of Bay Harbour, as has been heretofore obtained, is required for the execution, delivery and performance by Bay Harbour of this Agreement or the consummation by Bay Harbour of the transactions contemplated hereby.

(c)           Bay Harbour is the record and beneficial owner of, directly or indirectly, and has good, valid and legal title to 1,203,000 units of limited partnership interest in MSV Investors (the “Bay Harbour Interest”), free and clear of all Liens.

(d)           The Bay Harbour Interest constitutes all the direct or indirect equity interests of MSV Investors owned of record or beneficially by Bay Harbour.

(e)           Bay Harbour is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(f)            Bay Harbour was formed and incorporated in [month/year] solely to hold the Bay Harbour Interest and not in contemplation of or in connection with the Merger.

(g)           The fair market value of the assets of Bay Harbour exceed the sum of its liabilities (including any liabilities to which the assets are subject).

(h)           Taxes.

(i)            Bay Harbour has timely filed all material Tax Returns required to be filed by it (taking into account all applicable extensions) and all such Tax Returns are true, correct and complete in all respects.

(ii)           Bay Harbour has paid all Taxes due and payable.

(iii)          There is no pending or, to the knowledge of Bay Harbour, threatened examination, investigation, audit, suit, action, claim or proceeding relating to Taxes of Bay Harbour.

(iv)          Bay Harbour has not received notice of a determination by any taxing or other Governmental Entity that Taxes are owed by Bay Harbour (such determination being referred to as a “Tax Deficiency”) and, to the knowledge of Bay Harbour, no Tax Deficiency is proposed or threatened.

(v)           All Tax Deficiencies asserted against Bay Harbour have been paid or finally settled and all amounts asserted in any Tax Deficiency to be owed have been paid.

(vi)          There are no Liens arising from or related to Taxes on or pending against Bay Harbour or any of its properties other than statutory Liens for Taxes that are not yet due and payable.

(vii)         As used in this Agreement:

(1)           “Tax” means any and all federal, state, local, foreign or other tax of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax Authority, including taxes on or with respect to income, alternative minimum, accumulated earnings, personal holding company, capital, transfer, stamp, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added; and

(2)           “Tax Return” means any return, report or similar statement (including any attached schedules) required to be filed with respect to Taxes and any information return, claim for refund, amended return, or declaration of estimated Taxes.

7.             Representations and Warranties of Bay Harbour Parent.  Bay Harbour Parent represents and warrants to Holdings and SkyTerra, as of the Effective Date and as of the date of Closing, that:

(a)           Bay Harbour Parent has all requisite corporate power and authority to enter into this Agreement, the Joinder Agreement and the Registration Rights Agreement in substantially the form attached as Exhibit A hereto (the “Registration Rights Agreement”).  The consummation of the Merger pursuant to this Agreement and the execution of the Joinder Agreement and the Registration Rights Agreement will not violate or conflict with any agreement or instrument binding on Bay Harbour Parent or to which it or any of its properties is subject or any applicable law.  This Agreement, the Joinder Agreement and the Registration

Rights Agreement have been duly executed and delivered by Bay Harbour Parent and constitute the legal, valid and binding obligation of Bay Harbour Parent, enforceable against Bay Harbour Parent in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and by general equitable principles.

(b)           No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required for the execution, delivery and performance by Bay Harbour Parent of this Agreement, the Joinder Agreement or the Registration Rights Agreement or the consummation by Bay Harbour Parent of the transactions contemplated hereby, except filings pursuant to the Registration Rights Agreement under the Securities Act of 1933, as amended (the “Securities Act”).

(c)           Bay Harbour Parent is the record and beneficial owner of, and has good, valid and legal title to all the Outstanding Bay Harbour Common Shares, free and clear of all Liens.

(d)           The Bay Harbour Interest constitutes all the direct or indirect equity interests of MSV Investors owned of record or beneficially by Bay Harbour Parent.

(e)           Upon the consummation of the Merger, Bay Harbour Parent shall not own, of record or beneficially, or have, by conversion, warrant, option or otherwise, any right to, interest in or agreement to acquire any equity interest in MSV Investors, LLC, a Delaware limited liability company (“MSV Investors”), whether issued or authorized but unissued, other than through the shares of SkyTerra Common Stock to be received in the Merger.

(f)            Bay Harbour Parent is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(g)           Bay Harbour Parent has had an opportunity to ask questions and receive answers from SkyTerra regarding the terms and conditions of the offering of shares of SkyTerra Common Stock and the business and financial condition of SkyTerra and to obtain additional information (to the extent SkyTerra possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or which it had access.  The fair market value of the assets of any entity holding the Bay Harbour Interest on behalf of Bay Harbour Parent will exceed the sum of its liabilities (including any liabilities to which its assets are subject).  The foregoing, however, does not limit or modify the representations or warranties of SkyTerra or Holdings in this Agreement or the right of Bay Harbour or Bay Harbour Parent to rely upon such representations or warranties.

(h)           Bay Harbour Parent is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

8.             Representations and Warranties of Holdings.  Holdings represents and warrants to Bay Harbour and Bay Harbour Parent that as of the Effective Date and as of the date of Closing:

(a)           Holdings has all requisite limited liability company power and authority to enter into this Agreement. The consummation of the Merger pursuant to this Agreement will not violate or conflict with any agreement or instrument binding on Holdings or to which it or any of its properties is subject or any applicable law.  This Agreement has been duly executed and delivered by Holdings and constitutes the legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and by general equitable principles.

(b)           Except in connection with the filing and recordation of the Certificate of Merger as required by the DGCL, no consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party, other than the consent of SkyTerra as sole member of Holdings, as has been heretofore obtained is required for the execution, delivery and performance by Holdings of this Agreement or the consummation by Holdings of the transactions contemplated hereby, except filings pursuant to the Registration Rights Agreement under the Securities Act.

(c)           Holdings is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(d)           Holdings believes it has received all the information it considers necessary or appropriate for deciding whether to engage in the Merger.  Holdings further represents that it has had an opportunity to ask questions and receive answers from Bay Harbour regarding the terms and conditions of the Bay Harbour Interest and the business and financial condition of MSV Investors and to obtain additional information (to the extent Bay Harbour possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or which it had access.  The foregoing, however, does not limit or modify the representations or warranties of Bay Harbour or Bay Harbour Parent in this Agreement or the right of Holdings or SkyTerra to rely upon such representations or warranties.

9.             Representations and Warranties of SkyTerra.  SkyTerra represents and warrants to Bay Harbour and Bay Harbour Parent that as of the Effective Date and as of the date of Closing:

(a)           SkyTerra has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement. The consummation of the Merger pursuant to this Agreement and the execution of the Registration Rights Agreement will not violate or conflict with any agreement or instrument binding on SkyTerra or to which it or any of its properties is subject or any applicable law.   This Agreement and the Registration Rights Agreement have been duly executed and delivered by SkyTerra and constitute the legal, valid and binding obligation of SkyTerra enforceable against SkyTerra in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and by general equitable principles.

(b)           No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required for the execution, delivery and performance by SkyTerra of this Agreement or the Registration Rights Agreement or the consummation by SkyTerra of the transactions contemplated hereby, except filings pursuant to the Registration Rights Agreement under the Securities Act.

(c)           The shares of SkyTerra Common Stock to be issued to the Bay Harbour Parent hereunder have been duly and validly authorized, and, when issued and delivered pursuant to Section 5, will be fully paid and nonassessable.

(d)           Assuming the truth and accuracy of the representations and warranties of Bay Harbour Parent contained in Sections 7 and 10 hereof, the offer, sale, and issuance of the shares of SkyTerra Common Stock will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(e)           Neither SkyTerra, nor any of its affiliates or any other person acting on SkyTerra’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the shares of SkyTerra Common Stock nor have any of such persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the shares of SkyTerra Common Stock under the Securities Act or cause this offering of shares of SkyTerra Common Stock to be integrated with any prior offering of securities of SkyTerra for purposes of the Securities Act.

(f)            Attached as Exhibit B hereto is a true and correct copy of the MSV Exchange Agreement (as defined herein).

10.           Acknowledgments. Bay Harbour and Bay Harbour Parent each represent, warrant to, and agree with, Holdings and SkyTerra that:

(a)           Bay Harbour and Bay Harbour Parent each acknowledge that on May •, 2006, SkyTerra executed an exchange agreement (the “MSV Exchange Agreement”) with Motient that will result in the consolidation (the “Consolidation”) of the ownership of Mobile Satellite Ventures LP, a Delaware limited partnership (“MSV”), including, among other things, the exchange of certain of the equity interests of MSV currently owned, directly or indirectly, by Motient for SkyTerra non-voting common stock (the “MSV Exchange”), exchangeable in certain circumstances for shares of SkyTerra Common Stock.  Bay Harbour and Bay Harbour Parent each acknowledge that SkyTerra may possess material, non-public information that might be relevant in connection with the Merger (the “Information”).  At the request of Bay Harbour and Bay Harbour Parent, Bay Harbour and Bay Harbour Parent have not been provided with any of the Information and Bay Harbour and Bay Harbour Parent each acknowledge that the Information may be material to its decision to enter into this Agreement, or otherwise materially adverse to each such party’s interests.  Bay Harbour and Bay Harbour Parent each acknowledge that such party does not wish to receive any of the Information, notwithstanding SkyTerra’s offer to disclose and discuss the same with Bay Harbour and Bay Harbour Parent.

(b)           Notwithstanding not receiving the Information, Bay Harbour and Bay Harbour Parent each believe that each such party has adequate information concerning the business and financial condition of MSV Investors and SkyTerra and the terms of the Consolidation to make an informed decision regarding entering into the transactions contemplated by this Agreement.  Bay Harbour and Bay Harbour Parent have each independently and without reliance upon the Information or otherwise upon SkyTerra or Holdings (except for the representations and warranties expressly set forth in Sections 8 and 9 of this Agreement) or any agent of SkyTerra, made its own analysis and decision to enter into the transactions contemplated by this Agreement.  Without limiting the foregoing, neither SkyTerra nor Holdings nor any agent or affiliate of SkyTerra or Holdings, respectively, shall be deemed to have made any representation or warranty regarding the Information or any other representation or warranty with respect to any other matter except to the extent set forth in Sections 8 and 9 of this Agreement.  Bay Harbour and Bay Harbour Parent each understand the disadvantage to which such party may be subject on account of such party’s express desire not to receive the Information.

(c)           Notwithstanding anything contained in this Agreement to the contrary, Bay Harbour and Bay Harbour Parent each hereby irrevocably and forever release and discharge SkyTerra, Holdings and their respective affiliates, directors, officers, employees, representatives, agents, advisors and controlling persons and their respective successors and assigns from any and all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other expenses of counsel), including, but not limited to, any and all liabilities, claims or demands (legal, equitable or otherwise), whether arising before or after the Closing, alleging violations of federal or state securities laws, common law fraud or deceit, breach or fiduciary duty, negligence, tort or any other theory, based upon, arising from, relating to, or in connection with, directly or indirectly, the non-disclosure of, in whole or in part, the Information.

(d)           Bay Harbour Parent acknowledges that the consideration it will receive in the Merger represents a fair value negotiated in an arm’s length transaction between Bay Harbour Parent and SkyTerra even though the consideration may be less than the value negotiated in the MSV Exchange of the indirect membership interest in MSV represented by the Bay Harbour Interest.

(e)           Bay Harbour and Bay Harbour Parent have each consulted legal, tax and business advisors with respect to this Agreement and the transactions contemplated hereby.

(f)            Bay Harbour and Bay Harbour Parent are relying solely upon the advice of each such party’s respective legal, tax and business advisors and its entering into this Agreement is the result of independent arm’s length negotiations between the parties hereto.  Bay Harbour and Bay Harbour Parent also each acknowledge that SkyTerra and Holdings are relying on the representations and warranties contained in Sections 6 and 7 and this Section 10 and would not consummate the transactions contemplated by this Agreement in the absence of the representations and warranties contained in Sections 6 and 7 and this Section 10.

(g)           Bay Harbour Parent is acquiring the SkyTerra Common Stock for its own account for investment purposes and not with a view to any distribution thereof in violation of the Securities Act of 1933 or any state securities laws.  Until the SkyTerra Common Stock received by Bay Harbour Parent pursuant to this Agreement is transferred pursuant to an effective registration statement or Rule 144 under the Securities Act, each certificate evidencing such SkyTerra Common Stock issued to Bay Harbour Parent or to a subsequent transferee shall include a legend in substantially the following form (in addition to any other statements or legends required by law):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

(h)           Bay Harbour Parent understands that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in, or disposition of, SkyTerra Common Stock.

(i)            Bay Harbour Parent, Bay Harbour and their respective officers, directors and employees, and their agents and representatives providing services in respect of the transactions contemplated by this Agreement, will not trade in the securities of SkyTerra prior to (i) the Closing or (ii) the termination of this Agreement.

11.           Conditions to the Obligations of Bay Harbour and Bay Harbour Parent.  The obligations of Bay Harbour and Bay Harbour Parent hereunder to consummate the Merger are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless any such condition is waived in writing by Bay Harbour or Bay Harbour Parent, as applicable:

(a)           The representations and warranties made by Holdings and SkyTerra herein shall be true and correct as of the Closing with the same effect as though made on such date.  SkyTerra and Holdings shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

(b)           There shall be no effective injunction, writ or preliminary restraining order of a court of competent jurisdiction directing that the transactions provided for herein not be consummated.

(c)           The Initial Closing under, and as defined in, the MSV Exchange Agreement shall have been consummated.

(d)           SkyTerra shall have delivered at the Closing the shares of SkyTerra Common Stock in accordance with Section 5 hereto.

(e)           SkyTerra shall have entered into the Registration Rights Agreement, and shall have provided to Bay Harbour Parent such executed Registration Rights Agreement and certified resolutions of the Board of Directors of SkyTerra approving its entry into such Registration Rights Agreement.

(f)            The Bay Harbour Registration Statement shall have become effective and no stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been commenced or threatened by the Securities and Exchange Commission.

12.           Conditions to the Obligations of Holdings and SkyTerra.  All obligations of Holdings and SkyTerra hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless any such condition is waived in writing by Holdings or SkyTerra, as applicable:

(a)           The representations and warranties made by each of Bay Harbour and Bay Harbour Parent herein shall be true and correct as of the Closing with the same effect as though made on such date.  Bay Harbour and Bay Harbour Parent each shall have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by such party at or prior to the Closing.

(b)           There shall be no effective injunction, writ or preliminary restraining order of a court of competent jurisdiction directing that the transactions provided for herein not be consummated.

(c)           The Initial Closing under, and as defined in, the MSV Exchange Agreement shall have been consummated.

(d)           Prior to the Closing, MSV Investors shall have distributed all of the shares of common stock of TerreStar Networks, Inc. and TererStar Networks Bermuda Ltd. that it owns (collectively, the “TerreStar Shares”), on a pro rata basis, to the members of MSV Investors in the TerreStar Distribution, and Bay Harbour shall have distributed such TerreStar Shares to Bay Harbour Parent in the Bay Harbour Distribution.

(e)           Bay Harbour Parent and Bay Harbour shall have furnished SkyTerra an affidavit certifying as to their respective non-foreign status in accordance with the requirements of Section 1.1445-2(b) of the Internal Revenue Service Regulations.

(f)            Bay Harbour Parent shall have entered into the Registration Rights Agreement, and shall have provided to SkyTerra such executed Registration Rights Agreement and certified resolutions of the Board of Directors of Bay Harbour Parent approving its entry into such Registration Rights Agreement.

13.           Expenses.  Each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

14.           Indemnification.  Each of the parties hereto hereby shall defend, indemnify and hold harmless the other against and in respect of:

(a)           Any and all losses and damages resulting from, relating or incident to, or arising out of any misrepresentation or breach of warranty, covenant or agreement by such party made or contained in this Agreement; and

(b)           Any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to the foregoing, whether between the parties or between a party and any third party or otherwise.

Further, Bay Harbour Parent shall defend, indemnify and hold harmless SkyTerra and its affiliates (including Holdings) against and in respect of any and all losses and damages, actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) resulting from or relating or incident to Taxes attributable to or imposed on Bay Harbour, Holdings or any successor for any taxable period or portion thereof ending on or prior to the Closing (including, without limitation, all liabilities for Taxes relating to the TerreStar Distribution, the Bay Harbour Distribution and the Merger).

If an indemnitee has a claim for indemnification under this Section 14, the indemnitee shall promptly provide to the indemnitor a notice of such claim, including a description of such claim and the amount of the indemnification payment that is claimed, and the indemnitor shall make the claimed payment to the indemnitee within 10 days after receiving such notice unless the indemnitor elects to defend such claim.

15.           Consent and Waiver.

(a)           Bay Harbour and Bay Harbour Parent hereby waive any and all “Tag-Along Rights,” as described in Section 13(c) of the Limited Liability Company Agreement of MSV Investors, dated as of November 23, 2001 (the “Investors LLC Agreement”), to which Bay Harbour or Bay Harbour Parent may be entitled in connection with the Consolidation.

(b)           Holdings, in its capacity as Manager (as defined in the Investors LLC Agreement), hereby consents to the Merger, pursuant to the terms contained herein.

16.           Closing.  Unless this Agreement is terminated in accordance herewith, the closing of the Merger (the “Closing”) shall take place immediately after the Initial Closing under, and as defined in, the MSV Exchange Agreement at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 or at such other time and/or location as may be mutually agreed upon by the parties hereto.

17.           Events of Termination.  This Agreement may be terminated and the transactions contemplated hereby abandoned at any time by mutual written consent of Holdings and Bay Harbour. This Agreement shall automatically terminate and shall be of no further force or effect upon the earlier to occur of (a) termination of the MSV Exchange Agreement and (b) December 31, 2006.

18.           Effect of Termination.  In the event of termination of this Agreement pursuant to Section 17 hereof:

(a)           Each party will upon request return all documents and other materials of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

(b)           Neither party shall have any liability or further obligation to the other party to this Agreement.

19.           Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

20.           Invalidity or Unenforceability.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

21.           Benefits and Burdens.  This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective estates, executors, administrators, legatees, heirs, and personal and legal representatives, successors and permitted assigns.  Neither Bay Harbour nor Bay Harbour Parent shall assign any of their respective rights or obligations hereunder without the prior written consent of SkyTerra and Holdings.

22.           Change; Waiver.  No change or modification of or supplement to this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party waiving its rights.  The failure of any party to this Agreement at any time to insist upon, or any delay by any party to this Agreement at any time to insist upon, strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

23.           Further Cooperation.  Each party shall cooperate with the other, at any other party’s request, to execute any and all documents or instruments, or to obtain any consent, in order to assign, transfer, perfect, record, maintain, enforce or otherwise carry out the intent of the terms of this Agreement.

24.           Entire Agreement.  This Agreement sets forth all of the promises, agreement, conditions, understandings representations, warranties and covenants by and between the parties hereto with respect to the subject matter referred to herein, and there are no promises, representations or warranties other than as set forth herein.  Any and all prior agreements with respect to such subject matter are hereby revoked.  This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to such subject matter.  Without limiting the foregoing, no party shall be deemed to have made any representation or warranty other than as expressly made herein.

25.           Headings.  The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

26.           Counterparts.  This Agreement may be executed in any number of counterparts, which may be by facsimile, all of which counterparts taken together shall constitute one and the same instrument.

27.           Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, the parties to this Agreement hereby agree that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SKYTERRA COMMUNICATIONS, INC.

By:	/s/ Jeffrey A. Leddy
Name: Jeffrey A. Leddy
Title: Chief Executive Officer

MSV ROLLUP LLC

By:	/s/ Robert Lewis
Name: Robert Lewis
Title:

BAY HARBOUR MSV, INC.

By:	/s/ Steven Van Dyke
Name: Steven Van Dyke
Title: Managing Principal

TROPHY HUNTER INVESTMENTS, LTD.

By:	/s/ Steven Van Dyke
Name: Steven Van Dyke
Title: Managing Principal

BAY HARBOUR 90-1, LTD.

By:	/s/ Steven Van Dyke
Name: Steven Van Dyke
Title: Managing Principal

BAY HARBOUR MASTER LTD.

By:	/s/ Steven Van Dyke
Name: Steven Van Dyke
Title: Managing Principal

EXHIBIT A

Form of Registration Rights Agreement

EXHIBIT B

MSV Exchange Agreement

EXHIBIT C

Amended and Restated TerreStar Networks Inc. Stockholders’ Agreement

EXHIBIT D

Form of Joinder Agreement